Exhibit 21
VF CORPORATION
SUBSIDIARIES OF THE CORPORATION
Following is a listing of the significant subsidiaries of the Corporation, at January 3, 2009:

Name	Jurisdiction of Organization
Eagle Creek, Inc.	Delaware
Green Sport Monte Bianco S.p.A.	Italy
Imagewear Apparel Corp.	Delaware
JanSport Apparel Corp.	Delaware
Jeanswear Ventures, LLC	Delaware
John Varvatos Enterprises, Inc.	Delaware (80% owned)
Kipling Apparel Corp.	Delaware
Lee Bell, Inc.	Delaware
lucy activewear, inc.	Delaware
Nautica Apparel, Inc.	Delaware
Nautica Retail USA, Inc.	Delaware
Ring Company	Delaware
Ring Holdings, Inc.	Delaware
Seven For All Mankind, LLC	Delaware
South Cone, Inc.	California
The H. D. Lee Company, Inc.	Delaware
The North Face Apparel Corp.	Delaware
The North Face (Europe) Limited	Scotland
The North Face Italy S.r.l.	Italy
Vans, Inc.	Delaware
Vans Madeira, S.L.	Portugal
VF Arvind Brands Private Limited	India (60% owned)
VF Asia Ltd.	Hong Kong
VF Canada, Inc.	Canada
VF Chile S.A.	Chile
VF de Argentina S.A.	Argentina
VF do Brasil Ltda.	Brazil
VF Ege Soke Giyim Sanayi ve Ticaret A.S.	Turkey
VF Europe B.V.B.A.	Belgium
VF Germany Textil-Handels GmbH	Germany
VF Imagewear, Inc.	Delaware
VF Imagewear (Canada), Inc.	Canada
VF Imagewear Credit Corp.	Delaware
VF International S.a.g.l.	Switzerland
VF Investments S.à.r.l.	Luxembourg
VF Italia, S.r.l.	Italy
VF (J) France, S.A.	France
VF Jeanswear Argentina	Argentina
VF Jeanswear de Mexico S.A. de C.V.	Mexico
VF Jeanswear Limited Partnership	Delaware
VF Luxembourg S.à.r.l.	Luxembourg
VF Mauritius Ltd.	Mauritius
VF Northern Europe Ltd.	United Kingdom

Name	Jurisdiction of Organization
VF Outdoor, Inc.	Delaware
VF Outdoor (Canada), Inc.	Canada
VF Outdoor Credit Corp.	Delaware
VF Outlet, Inc.	Delaware
VF Polska Sp. zo.o.	Poland
VF Scandinavia A/S	Denmark
VF Services, Inc.	Delaware
VF Sportswear, Inc.	Delaware
VFJ Credit Corp.	Delaware
VFJ Ventures, Inc.	Delaware
Wrangler Apparel Corp.	Delaware
Excludes subsidiaries that, if considered as a single subsidiary or after taking into account the elimination of intercompany accounts, would not constitute a significant subsidiary. All listed subsidiaries are 100% owned, except as noted.